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                                                                      Exhibit 99



                                              Contact: Robert Butter - Media
                                                       (412) 456-3866

                                                       Jeff Swoveland - Analysts
                                                       (412) 553-5869


FOR IMMEDIATE RELEASE

                 EQUITABLE RESOURCES SHEDS GULF OF MEXICO ASSETS

            Transaction gives EQT minority interest in larger company

PITTSBURGH, March 10, 2000 - Equitable Resources (NYSE:EQT) today announced the combination of its Gulf of Mexico exploration and production unit with Westport Oil and Gas Company, a private oil and gas exploration company based in Denver. As part of the transaction, Equitable will receive approximately $50 million in cash and a large minority interest in Westport. Equitable will also name three representatives and nominate a fourth to the Westport board, bringing Westport's board membership to nine.

"This transaction is a `win-win' as Equitable will receive an immediate cash benefit as well as a large stake in a well-run exploration and production company. We believe that Westport, with its size, balanced portfolio, and an outstanding shareholder-oriented management team led by Don Wolf, is a prime candidate to tap the public equity markets in the near future. This transaction creates more shareholder value than any other option." Gerber added.

Equitable will utilize cash received from this transaction to help finance its recent acquisition of Statoil Energy Inc.'s Appalachian assets and for possible share repurchases. Equitable expects to reflect its investment in Westport using the equity method of accounting.

Westport, a privately held company with gas and oil production in the Rockies, Mid-continent and Gulf Coast is based in Denver. It was formed in 1991 by a European investment firm that will continue to have a significant ownership stake. Westport's CEO, Don Wolf, will retain his position and will remain a member of Westport's board.

As a result of this transaction, which is expected to close in April, Westport will have approximately 430 billion cubic feet (Bcfe) proved reserves and 68 Bcfe annual

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production. The Company will have a combined reserve life of 7.2 years, and will be equally balanced between oil and gas. Westport's reserves will be entirely located within the U.S., with 60 percent onshore and 40 percent in the Gulf of Mexico. Westport's Gulf of Mexico operations will be run from Houston, the present headquarters of Gulf operations for both Westport and Equitable.

Equitable Resources is an integrated energy company, with emphasis on Appalachian area natural gas production, natural gas transmission and distribution and leading-edge energy management services for customers throughout the United States. The company also owns energy management projects in selected international markets.

DISCLOSURES IN THIS RELEASE INCLUDE FORWARD-LOOKING STATEMENTS REGARDING THE ANTICIPATED COMPLETION OF THE TRANSACTION, THE POSSIBILITY OF A FUTURE PUBLIC EQUITY TRANSACTION, THE ANTICIPATED SUCCESS OF THE COMBINED ENTITY FOLLOWING THE TRANSACTION, AND THE EXPECTED IMPACT OF THAT SUCCESS ON EQUITABLE AND ITS SHAREHOLDERS. A VARIETY OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE ANTICIPATED RESULTS AND EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE TIMING AND EXTENT OF CHANGES IN COMMODITY PRICES FOR NATURAL GAS AND CRUDE OIL, THE STRENGTH OF THE PUBLIC EQUITY MARKETS IN GENERAL, THE MARKET FOR OIL AND GAS PRODUCTION, UNKNOWN OR UNDISCLOSED LIABILITIES, CHANGES IN INTEREST RATES, THE INABILITY OF EITHER PARTY TO SATISFY ALL THE CONDITIONS OF THE TRANSACTION, THE TIMING AND EXTENT OF THE COMBINED ENTITY'S SUCCESS IN ACQUIRING NATURAL GAS AND CRUDE-OIL PROPERTIES AND IN DISCOVERING, DEVELOPING AND PRODUCING RESERVES, DELAYS IN OBTAINING NECESSARY GOVERNMENTAL APPROVALS, THE IMPACT OF COMPETITIVE FACTORS ON PROFIT MARGINS IN VARIOUS MARKETS IN WHICH THE PARTIES COMPETE AND THE SUCCESSFUL INTEGRATION THE COMBINED ENTITY.

EQUITABLE RESOURCES' RECENT NEWS RELEASES ARE AVAILABLE FREE OF CHARGE BY FAX OR THROUGH COMPANY NEWS ON-CALL AT 1-800-758-5804, EXT. 289250; OR ON THE INTERNET AT http://www.eqt.com.